EXHIBIT 23.3
                                                                    ------------


              [LETTERHEAD OF GILBERT LAUSTSEN JUNG ASSOCIATES LTD.]



                               LETTER OF CONSENT


TO:  United States Securities and Exchange Commission

RE:  ARC ENERGY TRUST - ANNUAL REPORT ON FORM 40-F


We hereby consent to the use and reference to our name and our reports dated January 24 and April 30, 2003 and May 12, 2003, evaluating ARC Energy Trust's petroleum and natural gas reserves as at January 1, 2003, as described in the Annual Report on Form 40-F of ARC Energy Trust for the fiscal year ended December 31, 3002 filed with the United States Securities and Exchange Commission pursuant to the SECURITIES EXCHANGE ACT OF 1934, as amended, and the inclusion of information derived from our report.

                                        Sincerely,

                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.

                                        (signed) JAMES H. WILLMON

                                        James H. Willmon, P. Eng.
                                        Vice-President

Calgary, Alberta
Date: May 16, 2003